Davis Wright Tremaine LLP

A N C H O R A G E	B E L L E V U E	L O S A N G E L E S	N E W Y O R K	P O R T L A N D	S A N F R A N C I S C O	S E A T T L E	S H A N G H A I	W A S H I N G T O N , D . C .

S U I T E 2 2 0 0	T E L ( 2 0 6 ) 6 2 2 - 3 1 5 0
1 2 0 1 3 R D A V E N U E	F A X ( 2 0 6 ) 7 5 7 - 7 7 0 0
S E A T T L E , W A 9 8 1 0 1 - 3 0 4 5	W W W . D W T . C O M

EXHIBIT 5.4

August 14, 2007

PhotoChannel Networks Inc.
Suite 590, 425 Carrall Street
Vancouver, British Columbia
Canada V6B 6E3

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

PhotoChannel Networks Inc.
Registration Statement on Form F-10 (SEC File No. 333-143341)

We hereby consent to the reference to us in the registration statement on Form F-10, as amended (the “Registration Statement”) and the related short form base shelf prospectus (the “Prospectus”) of PhotoChannel Networks Inc. relating to the offering of common shares. We also consent to the use of our firm name under the headings “Certain U.S. Federal Income Tax Information for United States Residents” and “Legal Matters” in the Prospectus included in the Registration Statement.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Yours truly,

/s/ Davis Wright Tremaine LLP